ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 16, 2000, on the financial statements of Dynamic Materials Corporation, which report appears in Dynamic Materials Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.



                                           Arthur Andersen LLP


Denver, Colorado
January 17, 2001